CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



     We consent to the reference to our firm under the captions "Financial Highlights" and "Experts" in the Prospectus and to the incorporation by reference of our report dated February 14, 2005 in this Registration Statement (Form N-2 No. 811-6674) of The Greater China Fund, Inc.


                                        /s/ ERNST & YOUNG LLP


                                        ERNST & YOUNG LLP




     New York, New York
     November 4, 2005